Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Wednesday, July 12, 2017

AMERICAN AIRLINES GROUP REPORTS

RECORD JUNE TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported June and year-to-date 2017 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were a record 21.0 billion, up 0.8 percent versus June 2016. Total capacity was 24.9 billion available seat miles (ASMs), up 1.1 percent versus June 2016. Total passenger load factor was 84.7 percent, down 0.2 percentage points versus June 2016.

The company expects its second quarter 2017 total revenue per available seat mile (TRASM) to be up approximately 5 percent to 6 percent year-over-year. This compares to prior guidance which had TRASM up 3.5 percent to 5.5 percent. The improvement in TRASM from prior guidance is driven primarily by higher passenger yields, with particular strength in the Domestic, Central/South American, and Caribbean regions. The company now expects its second quarter pre-tax margin excluding special items to be between 13 percent and 14 percent versus its previous guidance of 12 percent to 14 percent. For more financial forecasting detail, including the company’s anticipated second quarter net special items, please refer to the company’s investor relations update also filed today.

The following summarizes American Airlines Group traffic results for the month ended June 30, 2017, and 2016, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

– more –

AMERICAN AIRLINES GROUP REPORTS JUNE TRAFFIC

July 12, 2017

American Airlines Group Traffic Results

	June				Year to Date
	2017	2016	Change		2017	2016	Change
Revenue Passenger Miles (000)
Domestic	11,538,113	11,931,442	(3.3)%		62,309,527	63,808,020	(2.3)%
Atlantic	3,320,261	3,002,389	10.6%		13,348,643	12,680,011	5.3%
Latin America	2,587,598	2,551,480	1.4%		15,082,274	15,475,711	(2.5)%
Pacific	1,370,185	1,146,087	19.6%		7,647,390	6,183,484	23.7%

International	7,278,044	6,699,956	8.6%		36,078,307	34,339,206	5.1%

Mainline	18,816,157	18,631,398	1.0%		98,387,834	98,147,226	0.2%
Regional	2,222,659	2,239,031	(0.7)%		12,159,798	11,959,171	1.7%

Total Revenue Passenger Miles	21,038,816	20,870,429	0.8%		110,547,632	110,106,397	0.4%

Available Seat Miles (000)
Domestic	13,234,263	13,538,658	(2.2)%		73,896,622	75,243,939	(1.8)%
Atlantic	3,954,656	3,826,986	3.3%		17,342,037	17,570,159	(1.3)%
Latin America	3,279,526	3,202,471	2.4%		19,513,663	19,949,286	(2.2)%
Pacific	1,586,678	1,297,784	22.3%		9,331,048	7,470,835	24.9%

International	8,820,860	8,327,241	5.9%		46,186,748	44,990,280	2.7%

Mainline	22,055,123	21,865,899	0.9%		120,083,370	120,234,219	(0.1)%
Regional	2,796,179	2,725,404	2.6%		16,000,343	15,580,768	2.7%

Total Available Seat Miles	24,851,302	24,591,303	1.1%		136,083,713	135,814,987	0.2%

Load Factor (%)
Domestic	87.2	88.1	(0.9	)pts	84.3	84.8	(0.5	)pts
Atlantic	84.0	78.5	5.5	pts	77.0	72.2	4.8	pts
Latin America	78.9	79.7	(0.8	)pts	77.3	77.6	(0.3	)pts
Pacific	86.4	88.3	(1.9	)pts	82.0	82.8	(0.8	)pts
International	82.5	80.5	2.0	pts	78.1	76.3	1.8	pts
Mainline	85.3	85.2	0.1	pts	81.9	81.6	0.3	pts
Regional	79.5	82.2	(2.7	)pts	76.0	76.8	(0.8	)pts
Total Load Factor	84.7	84.9	(0.2	)pts	81.2	81.1	0.1	pts
Enplanements
Mainline	13,009,135	13,179,493	(1.3)%		71,521,920	72,245,935	(1.0)%
Regional	4,847,141	4,937,272	(1.8)%		26,654,051	26,619,787	0.1%

Total Enplanements	17,856,276	18,116,765	(1.4)%		98,175,971	98,865,722	(0.7)%
System Cargo Ton Miles (000)	235,923	202,682	16.4%		1,320,541	1,152,962	14.5%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

AMERICAN AIRLINES GROUP REPORTS JUNE TRAFFIC

July 12, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and in the Company’s other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

###